UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2008
Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-8308	74-1335253
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices, including zip code)

(713) 329-6800
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Grants of Incentive Stock Options for Executive Officers

On December 9, 2008, pursuant to the Luby’s Incentive Stock Plan, the Executive Compensation Committee of the Board of Directors of Luby’s, Inc. approved grants of options to purchase the Company’s common stock for the following executive officers: Christopher J. Pappas , Chief Executive Officer (63,000 options), Harris J. Pappas, Chief Operating Officer (63,000 options), Peter Tropoli, Senior Vice President, General Counsel and Secretary, (26,500 options) and K. Scott Gray, Senior Vice President and Chief Financial Officer (26,500 options).  The exercise price of the stock options is the closing market price on the date of the grant, $5.27 and the options vest and become exercisable at a rate of 25% per year.  Vested options must be exercised within 10 years of grant.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1            Form of Incentive Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC.
(Registrant)

Date:	December 11, 2008	By:	/s/Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer